UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2006
STRATAGENE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50786 (Commission File Number)	33-0683641 (IRS Employer Identification No.)

11011 North Torrey Pines Road, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)
Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2006, at the Annual Meeting of Stockholders, the stockholders of Stratagene Corporation (the “Company”) approved the Stratagene Corporation 2006 Equity Incentive Award Plan (the “2006 Plan”) that provides for the grant of equity awards to members of the board of directors, employees, and consultants. The 2006 Plan replaces the Year 2000 Stock Option Plan of Stratagene Corporation (the “2000 Plan”), and no further option grants will be made under the 2000 Plan.
     A summary of the principal provisions of the 2006 Plan is set forth below. Such summary is qualified in its entirety by reference to the full text of the 2006 Plan, which was included as Appendix “A” to the Company’s proxy statement for the 2006 Annual Meeting of Stockholders.
Number of Shares
     Initially, the number of shares of our Common Stock that may be issued pursuant to awards granted under the 2006 Plan shall not exceed, in the aggregate, 500,000 shares. The number of shares initially reserved for issuance under the 2006 Plan will be increased by the number of shares of Common Stock available for issuance and not subject to options granted under the 2000 Plan as of the date of the 2006 Annual Meeting, plus the number of shares of Common Stock related to options granted under the 2000 Plan that are forfeited, expire or are cancelled prior to being exercised on or after the date of the Annual Meeting. In addition, the number of shares reserved for issuance pursuant to awards under the 2006 Plan will be automatically increased on each January 1 during the term of the 2006 Plan, commencing on January 1, 2007 and continuing until, and including, January 1, 2016. The annual increase in the number of shares shall be equal to the least of: (i) 5% of our outstanding capital stock on such January 1; (ii) 750,000 shares; or (iii) an amount determined by our board of directors.
     The number of shares of our Common Stock that may be issued pursuant to awards granted under the 2006 Plan shall not exceed, in the aggregate, 11,000,000 shares during the term of the Plan.
     Any shares that are represented by awards under the 2006 Plan that are forfeited, expire, or are canceled, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the 2006 Plan, will again be available for awards under the 2006 Plan. Only shares actually issued under the 2006 Plan will reduce the share reserve.
Administration
     The Compensation Committee of our Board will administer the 2006 Plan. Subject to the terms and conditions of the 2006 Plan, our Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2006 Plan. Our Board may at any time revest in itself the authority to administer the 2006 Plan.
     Our Compensation Committee or our Board may delegate to a committee of one or more members of our Board of Directors who are not “outside directors” for the purposes of Section 162(m) of the Code the authority to grant awards under the 2006 Plan to certain eligible non-executive employees.
     The maximum number of shares which may be subject to awards granted under the 2006 Plan to any individual in any calendar year may not exceed 1,000,000 shares of Common Stock.
Awards
     The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and stock payments, or any combination thereof, to eligible individuals. The terms of the awards are subject to the provisions in an award agreement, consistent with the terms of the 2006 Plan.
     The exercise price of a stock option shall not be less than the fair market value of the Company’s common stock on the date of grant. No stock option shall be exercisable later than ten (10) years after the date it is granted. The terms of the award are subject to the provisions in the award agreement, which are set by the administrator consistent with the terms of the 2006 Plan.
     The administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2006 Plan enumerates certain performance criteria that may be used in granting such awards.
Amendment and Termination
     The Board may alter, amend, suspend or discontinue the 2006 Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements, or if such action increases the number of shares that may be issued under the 2006 Plan or the annual award limits. The Compensation Committee may alter or amend awards under the 2006 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award. The 2006 Plan provides that the Board may reprice stock options to a lower exercise price without stockholder approval.
Term of Plan
     The 2006 Plan is effective as of June 1, 2006 and will remain in effect until the tenth anniversary of the adoption of the 2006 Plan by the Board, unless the 2006 Plan is terminated earlier by the Board.

Miscellaneous
     The 2006 Plan also contains provisions with respect to the qualification of certain awards as performance-based compensation under Section 162(m) of the Code, payment of purchase price, vesting and expiration of awards, treatment of awards upon sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the 2006 Plan.
Item 1.01 Entry into a Material Definitive Agreement
     On June 1, 2006, our Compensation Committee granted the following non-qualified stock options to its executive officers under the 2006 Plan.
     The per share exercise price of the stock options granted was $6.60, the closing sales price of the Company’s common stock on May 31, 2006. The option term is ten years, subject to earlier termination in connection with a termination of employment or service with the Company or a subsidiary of the Company. The option vests in equal annual installments over a four year period, subject to continued employment or service with the Company or any subsidiary of the Company. The vested option is exercisable following termination of employment or service (other than by reason of discharge for cause) for three months, unless the termination is due to death or disability, in which case the option is exercisable for one year. The vested option is not exercisable following termination of employment or service by reason of discharge for cause.

Executive Name	Title	Stock Options
Skip Thune	SVP, Operations & General Manager Hycor	50,000
John Pouk	SVP, Global Sales and International	50,000
Steve Martin	Operations VP, Chief Financial Officer	60,000
     The Compensation Committee has the discretion to determine the identity of grantees, number of shares, exercise prices, vesting schedule and the expiration of any future options or awards, subject to the terms and conditions of the 2006 Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2006	STRATAGENE CORPORATION
	By:	/s/ STEVE MARTIN
		Name:	Steve Martin
		Title:	Vice President and Chief Financial Officer